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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004

Bookham, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-30684 (Commission File Number)	20-1303994 (I.R.S. Employer Identification No.)
2584 Junction Avenue, San Jose, California 95134 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (408) 919-1500

Not Applicable.
Former name or former address, if changed since last report

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/
/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On December 20, 2004, Bookham, Inc. (the "Company") entered into definitive agreement with respect to the private placement of $25.5 million of the Company's 7.0% senior unsecured convertible debentures (the "Debentures"), and warrants to purchase common stock (the "Warrants") with institutional accredited investors.

        The Debentures may be converted into the Company's common stock at the option of the holder prior to the maturity of the Debentures on December 20, 2007. The conversion price of the Debentures is $5.50, which represents a premium of approximately 16% over the closing price of the Company's common stock on December 20, 2004. The Debentures may also be converted into common stock by the Company under certain circumstances. The Warrants provide holders thereof the right to purchase up to 2,001,963 shares of common stock and are exercisable during the next five years at an exercise price of $6.00 per share. The Company has agreed to file a registration statement relating to the resale of the shares of common stock issued upon conversion of the Debentures and upon the exercise of the Warrants.

        A copy of the Securities Purchase Agreement, Registration Rights Agreement, the form of Debenture and the form of Warrant are attached as exhibits hereto and incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities

        On December 20, 2004, Bookham sold $25.5 million of Debentures and Warrants in a private placement (the "Private Placement").

        In connection with the Private Placement, Bookham paid an aggregate commission of approximately $1.3 million from the proceeds of the Private Placement to Perseus Group, LLC, the placement agent for the Private Placement.

        The Debentures and Warrants and Additional Warrants were offered and sold in the private placement to institutional accredited investors without registration under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

        See also the description set forth under "Item 1.01 Entry into a Material Definitive Agreement," which is incorporated into this Item 3.02 by reference.

Item 9.01    Financial Statements and Exhibits.

(c)
Exhibits

  See Exhibit Index attached hereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: December 21, 2004	By: /s/ STEPHEN ABELY Stephen Abely Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Securities Purchase Agreement, dated as of December 20, 2004, by and between Bookham, Inc. and the Investors (as such term is defined therein).
99.2	Registration Rights Agreement, dated as of December 20, 2004, by and between Bookham, Inc. and the Investors (as such term is defined therein).
99.3	Form of Debenture.
99.4	Form of Warrant.
99.5	Press Release issued by Bookham, Inc. on December 21, 2004.

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SIGNATURE
EXHIBIT INDEX